EXHIBIT 10.9.1

                         AMENDMENT AGREEMENT (MSN 30808)

                           Dated as of August 1, 2003

                                     Between

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                  as Sublessor

                                       and

                             POLAR AIR CARGO, INC.,
                                  as Sublessee

                                  in respect of

                               SUBLEASE AGREEMENT

                           Dated as of October 24,2001

                                  Pertaining to

                          One Boeing 747-46NF Aircraft
                     Manufacturer's Serial Number 30808 and
                    United States Registration Number N450PA

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            As set forth in Section 21 of the Sublease, Sublessor has assigned to the Owner Trustee (as defined in the Sublease) certain of its right, title and interest in and to the Sublease, and the Owner Trustee has further assigned such right, title and interest to the Indenture Trustee (as defined in the Sublease). To the extent, if any, that this Amendment Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Amendment Agreement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.

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                               TABLE OF CONTENTS

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SECTION 1.        DEFINITIONS ...........................................        1
    (a)         Definitions as per Sublease .............................        1
    (b)         Additional Definitions ..................................        1
SECTION 2.        WAIVERS AND RELEASES; ACKNOWLEDGEMENTS AND
                  AGREEMENTS ............................................        4
    (a)         Specified Payment Default ...............................        4
    (b)         Sublessor Accommodations ................................        4
    (c)         Section 1110 Stipulation ................................        5
    (d)         Sublessee Party Release .................................        7
    (e)         Expenses ................................................        7
    (f)         Restructuring Guaranties ................................        8
    (g)         Most Favored Nation Treatment ...........................        9
SECTION 3.        AMENDMENT OF THE SUBLEASE .............................        9
    (a)         Amendment of Section 3(b) ...............................        9
    (b)         Amendment of Section 3(c) ...............................       11
    (c)         Amendment of Section 7(a)(1) ............................       12
    (d)         Amendment of Section 9 ..................................       14
    (e)         Amendment of Section 14 .................................       15
    (f)         Amendment of Section 15(c) ..............................       15
    (g)         Amendment of Section 15(d) ..............................       15
    (h)         Amendment of Section 19 .................................       16
    (i)         Amendment of Section 20 .................................       16
    (j)         Amendment of Section 29 .................................       16
    (k)         Amendment of Exhibit B-1 ................................       16
    (l)         Amendments to Annex A ...................................       16
SECTION 4.        EFFECTIVE DATE AND CONDITIONS PRECEDENT ...............       21
    (a)         Effective Date and Conditions Precedent .................       21
    (b)         Waiver or Deferral of Conditions Precedent ..............       22
    (c)         Delivery by Telecopy ....................................       22
SECTION 5.        REPRESENTATIONS AND WARRANTIES ........................       22

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

                                TABLE OF CONTENTS
                                   (continued)

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    (a)         Sublessee Representations and Warranties ................       22
    (b)         Sublessor Representations and Warranties ................       24
SECTION 6.        EFFECT OF THIS AGREEMENT ..............................       25
SECTION 7.        TERM SHEET SUPERSEDED; OTHER TERM SHEET MATTERS .......       25
SECTION 8.        RESERVATION OF RIGHTS .................................       25
SECTION 9.        FURTHER ASSURANCES ....................................       26
SECTION 10.       TIME OF THE ESSENCE; INTEREST AT PAST DUE RATE ........       26
SECTION 11.       SURVIVAL ..............................................       26
SECTION 12.       JURISDICTION ..........................................       26
SECTION 13.       MISCELLANEOUS .........................................       26
SECTION 14.       DATING AND EFFECTIVENESS ..............................       27

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                         AMENDMENT AGREEMENT (MSN 30808)

            This AMENDMENT AGREEMENT (MSN 30808) (this "AGREEMENT"), dated as of August 1, 2003, between GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized and existing pursuant to the laws of the State of Delaware ("SUBLESSOR"), and POLAR AIR CARGO, INC., a corporation organized and existing pursuant to the laws of the State of California ("SUBLESSEE").

                                   WITNESSETH:

            WHEREAS, Sublessor and Sublessee are parties to the Sublease (such term and all other capitalized terms used in these recitals but not defined in these recitals having the meaning ascribed in Section 1 hereof), under and pursuant to which Sublessor subleased to Sublessee, and Sublessee subleased from Sublessor, the aircraft and the engines described therein (the Sublease and such aircraft and engines being described on ANNEX I attached hereto);

            WHEREAS, Sublessee failed to pay a payment of Basic Rent due April 2, 2003 with respect to the Aircraft (the "SPECIFIED PAYMENT DEFAULT");

            WHEREAS, Sublessor (and certain of its Affiliates) and Sublessee are parties to the Term Sheet, under and pursuant to which, and subject to the satisfaction of the conditions precedent set forth in which, Sublessor waived the Specified Payment Default and Sublessor and Sublessee (among other things) amended certain provisions of the Sublease (the "SUBLEASE AMENDMENTS"); and

            WHEREAS, pursuant to, and as contemplated by, the Term Sheet, Sublessor and Sublessee are entering into this Agreement for purposes of confirming the waiver by Sublessor of the Specified Payment Default (after satisfaction of the conditions precedent thereto contained in the Term Sheet) and setting forth the agreement of Sublessor and Sublessee with respect to the Sublease Amendments (in greater specificity than is set forth in the Term Sheet).

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

      SECTION 1. DEFINITIONS.

            (a) DEFINITIONS AS PER SUBLEASE. Unless otherwise specifically defined herein, all capitalized terms used herein have the meanings stated in the Sublease (as amended hereby).

            (b) ADDITIONAL DEFINITIONS. The following terms have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

            "ADDITIONAL LEASE RESTRUCTURING AMENDMENT" means the Amendment Agreement, dated as of August 1, 2003, between Serviced Lessor and Sublessee.

            "AGREEMENT" has the meaning specified for such term in the preamble to this Agreement.

            "AIRCRAFT AND RELATED MATERIALS" has the meaning specified for such term in Section 2(c)(ii) of this Agreement.

            "ATLAS" means Atlas Air, Inc., a Delaware corporation.

            "ATLAS HOLDINGS" means Atlas Air Worldwide Holdings. Inc., a Delaware corporation.

            "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended (or any successor statute thereto).

            "COMMON STOCK" means shares now or hereafter authorized of any class or series of the common stock of Atlas Holdings, any stock into which such shares of common stock shall have been changed or converted or any stock resulting from any capital reorganization or reclassification of such common stock, and any other stock of any class of Atlas Holdings, however designated, the holders of which have the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of Atlas Holdings without limit as to amount.

            "EFFECTIVE DATE" means November 18, 2003.

            "FILING DATE" has the meaning specified for such term in Section 2(c)(ii) of this Agreement.

            "FORBEARANCE DEFAULT" has the meaning specified for such term in
Section 2(c)(ii) of this Agreement.

            "FORBEARANCE PERIOD" has the meaning specified for such term in
Section 2(c)(ii) of this Agreement.

            "GECAS" means GE Capital Aviation Services, Inc., an Affiliate of Sublessor.

            "GOVERNMENTAL ENTITY" means and includes: (i) any national government, political subdivision thereof, or local jurisdiction therein; (ii) any board, commission, department, division, organ, instrumentality, court, or agency of any thereof, however constituted; and (iii) any association, organization, or institution of which any entity described in clause (i) or (ii) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant.

            "MATERIAL ADVERSE CHANGE" means, with respect to any Person, any event, condition or circumstance that materially and adversely affects such Person's business, operations or consolidated financial condition, or such Person's ability to observe or perform its obligations, liabilities and agreements under this Agreement, the Sublease or the Tax Indemnification Agreement.

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            "OTHER CREDITOR" means a creditor (other than Sublessor or an
Affiliate of Sublessor) of, or an Other Lessor to, any Sublessee Party.

            "OTHER LESSOR" means a lessor or sublessor of aircraft (other than Sublessor or an Affiliate of Sublessor) to any Sublessee Party.

            "OTHER LESSOR RESTRUCTURING" has the meaning specified for such term in Section 2(g) of this Agreement.

            "OTHER TERM SHEET" means the Binding Term Sheet for Lease Restructure, dated as of April 11, 2003, among Atlas, Atlas Holdings and GECAS, acting on behalf of certain Affiliates of Sublessor, as lessors under certain of the Other Aircraft Leases.

            "PLAN EFFECTIVE DATE" has the meaning specified for such term in
Section 2(f) of this Agreement.

            "PLAN" means a plan of reorganization in a Chapter 11 Case with respect to any or all of Sublessee Parties.

            "RELEASED PARTY" has the meaning specified for such term in Section 2(d) of this Agreement.

            "RESTRUCTURING PROGRAM" means the program of Sublessee Parties for the restructuring of their indebtedness and other obligations (including, without limitation, obligations as lessee or sublessee of aircraft and engines), regardless of whether such restructuring occurs before, during or after the commencement of a Chapter 11 Case with respect to a Sublessee Party and/or is effected, in whole or in part, pursuant to a Plan.

            "SECTION 1110 STIPULATION" has the meaning specified for such term in Section 2(c)(i) of this Agreement.

            "SERVICED LESSOR" means AeroUSA, Inc., a Connecticut corporation.

            "SPECIFIED PAYMENT DEFAULT" has the meaning specified for such term in the recitals to this Agreement.

            "SUBLEASE" means the Sublease Agreement (MSN 30808), dated as of October 24, 2001, between Sublessor and Sublessee; PROVIDED, HOWEVER, that as used in any provision of this Agreement, other than any provision contained in
Section 3 or 6 hereof, "SUBLEASE" means the Sublease, as amended hereby.

            "SUBLEASE ASSUMPTION" has the meaning specified for such term in
Section 2(c)(ii) of this Agreement.

            "SUBLESSEE PARTIES" means Sublessee, Atlas and Atlas Holdings.

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

            "SUBLESSEE PARTY ACKNOWLEDGEMENT AND AGREEMENT" means. with respect to each Sublessee Party other than Sublessee, an Acknowledgement and Agreement of such Sublessee Party in the form of Schedule III attached hereto or Schedule IV attached hereto, as applicable.

            "SUBLESSOR ACCOMMODATIONS" has the meaning specified for such term in Section 2(b) of this Agreement.

            "TAX INDEMNIFICATION AGREEMENT" means the Sublease Tax Indemnification Agreement, dated as of October 24, 2001, between Sublessor and Sublessee, in respect of the Aircraft; PROVIDED, HOWEVER, that as used in any provision of this Agreement, other than Section 3 or 6 hereof, "TAX INDEMNIFICATION AGREEMENT" means the Sublease Tax Indemnification Agreement, as amended by the Tax Indemnification Agreement Amendment.

            "TAX INDEMNIFICATION AGREEMENT AMENDMENT" means an Amendment No. 1 to the Sublease Tax Indemnification Agreement, in the form attached hereto as
Schedule I.

            "TERM SHEET" means the Binding Term Sheet for Lease Restructure, dated as of April 11, 2003, among Sublessee, Atlas Holdings and GECAS, acting on behalf of Sublessor, as sublessor under the Sublease, and on behalf of certain Affiliates of Sublessor, as sublessors or lessors under certain of the Other Aircraft Leases.

      SECTION 2. WAIVERS AND RELEASES; ACKNOWLEDGEMENTS AND AGREEMENTS.

            (a) SPECIFIED PAYMENT DEFAULT. Sublessor hereby waives the Specified Payment Default and agrees that Sublessor will not exercise remedies solely by reason or in respect of the Specified Payment Default. Without limitation of any of the terms, conditions and provisions of Section 8, Sublessee acknowledges and agrees that the foregoing waiver and agreement by Sublessor does not extend to
(i) any failure by Sublessee to pay when due Basic Rent under the Sublease (other than the Specified Payment Default) or any other fact, circumstance or event that now constitutes or hereafter may constitute a Sublease Default or a Sublease Event of Default under and as defined in the Sublease (other than the Specified Payment Default), and (ii) does not waive, alter, limit or modify, in any manner or to any extent, any obligation of Sublessee under Section 3(b)(ii) of the Sublease.

            (b) SUBLESSOR ACCOMMODATIONS. Sublessee acknowledges and agrees that:

                  (i) Sublessee has received and will receive considerable benefit from the rent deferrals, forbearances from exercise of remedies (including, without limitation, termination of the Sublease and repossession of the Aircraft) and waivers granted by Sublessor pursuant to the Term Sheet and this Agreement (collectively, the "SUBLESSOR ACCOMMODATIONS");

                  (ii) terms and provisions of this Agreement and the Tax Indemnification Agreement Amendment (including, without limitation, those pertaining to the right of Sublessor to terminate the Sublease upon the occurrence of a Non-Assumption Event) are in consideration of the Sublessor Accommodations; and

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

                  (iii) Sublessor has acted to its detriment in making the Sublessor Accommodations (in lieu of terminating the Sublease and repossessing the Aircraft).

            (c) SECTION 1110 STIPULATION.

                  (i) In the event of the commencement with respect to Sublessee of a Chapter 11 Case, (a) Sublessee and Sublessor shall execute and deliver a stipulation and agreement pursuant to Section 1110(b) of the Bankruptcy Code with respect to the Sublease containing the provisions described in Section 2(c)(ii) and otherwise acceptable in form and substance to Sublessor (the "SECTION 1110 STIPULATION"), (b) Sublessee shall file the Section 1110 Stipulation concurrently with the "first day pleadings" in such Chapter 11 Case, and (c) Sublessee shall cause the
      Section 1110 Stipulation to be entered and approved pursuant to written order of the bankruptcy court promptly after the Section 1110
      Stipulation is filed with the bankruptcy court.

                  (ii) The Section 1110 Stipulation shall provide that:

                        (A) Sublessor is entitled to the benefits of Section
            1110 of the Bankruptcy Code with respect to the Aircraft and the Sublease;

                        (B) Subject to the terms, conditions and provisions of
            the Section 1110 Stipulation, and pursuant to Section 1110(b) of the Bankruptcy Code, Sublessor shall forbear from exercising its rights under Section 1110 of the Bankruptcy Code during the period (the "FORBEARANCE PERIOD") from the date of filing of the petition commencing the Chapter 11 Case with respect to Sublessee (the "FILING DATE") until the earliest to occur of the following: (I) the date which is 180 days after the Filing Date; (II) confirmation of a plan of re-organization with respect to Sublessee providing for the assumption by Sublessee of the Sublease pursuant to Sections 1123(b)(2) and 365 of the Bankruptcy Code or entry by the bankruptcy court of a separate order providing for such assumption pursuant to
            Section 365 of the Bankruptcy Code (referred to herein as "SUBLEASE ASSUMPTION"); and (III) the occurrence of a "Forbearance Default" (as such term is hereinafter defined).

                        (C) During the Forbearance Period, Sublessee shall
            perform, observe and comply with all of the terms, conditions and provisions of the Sublease.

                        (D) Upon termination of the Forbearance Period (if the
            Forbearance Period terminates for any reason other than the occurrence of a Forbearance Default or the occurrence of Sublease Assumption) or on the second Business Day next following the termination of the Forbearance Period (if the Forbearance Period terminates by reason of the occurrence of a Forbearance Default), Sublessee shall, at Sublessee's cost and expense, (I) return to Sublessor, at a location designated by Sublessor, the Airframe, with the Engines then installed thereon, and with all Parts, equipment, components, systems, logs, manuals, records and documents (in the nature of "Aircraft Documents" as

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            defined in the Lease Agreement Enumerating Aircraft Documents (as
            such term is defined in the Restructuring Letter Agreement)) relating to, or forming part of, the Airframe and/or the Engines (collectively the "AIRCRAFT AND RELATED MATERIALS"), as the Aircraft and Related Materials are required to be returned to Sublessor at expiration or termination of the Sublease, and (II) from time to time upon request of Sublessor, cooperate reasonably with Sublessor or its representative to provide such information with respect to any or all of the Aircraft and Related Materials as may be requisite for Sublessor (Y) to perform any applicable governmental filings or to obtain any applicable governmental certification or registration pertaining to any or all of the Aircraft and Related Materials, or
            (Z) to cause the Aircraft to be in condition for operation, re-lease or sale by Sublessor or Head Lessor. Upon termination of the Forbearance Period (if the Forbearance Period terminates for any reason other than the occurrence of Sublease Assumption), the Sublease shall be deemed rejected.

                        (E) As used in the Section 1110 Stipulation,
            "FORBEARANCE DEFAULT" shall mean any one or more of the following:
            (I) a Sublease Event of Default under and as defined in the Sublease; (II) termination of the Sublease pursuant to Section 9(e) thereof (by reason of a Non-Assumption Event); (III) breach by Sublessee of any of its covenants contained in the Section 1110 Stipulation; (IV) the appointment in the Chapter 11 Case of a trustee or the appointment of an examiner with expanded powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code, but only if such expanded powers include that such examiner takes the place of and assumes the full responsibilities and duties of Sublessee's management and its board of directors or the conversion of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code; (V) cessation or material curtailment by Sublessee of its operations; (VI) rejection of the Sublease or abandonment of the Aircraft by Sublessee; or (VII) acceleration of any or all of the indebtedness incurred by Sublessee (and/or any other Sublessee Party) as part of its (and/or their) receipt of debtor in possession financing.

                        (F) All Basic Rent and all Supplemental Rent due and
            payable under the Sublease at or after the Filing Date (less any payments thereof made by Sublessee after the Filing Date) shall be allowed as an administrative expense pursuant to Sections 503(b)(l)(A) and 507(a)(l) of the Bankruptcy Code; PROVIDED, HOWEVER, that there shall not be allowed as an administrative expense (I) any damages payable by reason or in respect of the rejection or other termination of the Sublease or the exercise by Sublessor of remedies with respect to the rejection or other termination of the Sublease or the occurrence of any Sublease Event of Default under and as defined in the Sublease, or (II) any amounts payable by Sublessee pursuant to Exhibit B to the Sublease in respect of the failure of the Aircraft to meet the minimum hour and cycle requirements specified in Exhibit B to the Sublease upon return of the Aircraft to Sublessor.

                        (G) Except as specifically provided in the Section 1110
            Stipulation, the Section 1110 Stipulation shall not affect, modify or waive any

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            term, provision or condition of the Sublease or applicable Law, including, without limitation, Section 1110 of the Bankruptcy Code. The Section 1110 Stipulation shall not constitute the assumption by Sublessee of the Sublease or an agreement by Sublessee to assume the Sublease.

                  (iii) For purposes of facilitating compliance with the provisions of Section 2(c)(i), Sublessee and Sublessor shall agree upon the text of the Section 1110 Stipulation within seven Business Days after the Effective Date (unless, in accordance with Section 2(c)(i), the Section 1110 Stipulation is required to be executed and delivered prior thereto).

            (d) SUBLESSEE PARTY RELEASE. In consideration of the Sublessor Accommodations, Sublessee hereby (and by its execution and delivery of its Sublessee Party Acknowledgement and Agreement, each other Sublessee Party) release, discharges and acquits Sublessor, each Indemnitee (under and as defined in the Sublease and each Other Agreement) and GECAS and each of their respective Affiliates and the officers, directors, members, agents, representatives and employees and the respective successors and assigns of each of the foregoing (each, a "RELEASED PARTY") from, and agrees not to sue upon (or otherwise assert or pursue any right or remedy with respect to) any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, legal process, suits, claims and costs and expenses, whether by contract or at law or in equity or otherwise arising and whether known or unknown, that Sublessee had or has, or may have had or have, against any Released Party arising out of or in connection with facts, circumstances or events (whether known or unknown by Sublessee) existing or occurring prior to or on and as of the Effective Date and pertaining to any or all of Sublessor, any Affiliate of Sublessor, the Operative Documents, the Other Agreements and the transactions contemplated thereby.

            (e) EXPENSES.

                  (i) Sublessee and (by its execution and delivery of its Sublessee Party Acknowledgment and Agreement) Atlas agree that (a) on the Effective Date, Sublessee Parties shall pay to counsel for Sublessor, the Affiliates of Sublessor that are parties to the Other Restructuring Lease Amendments and Serviced Lessor, in payment of the fees of such counsel in connection with the preparation, negotiation, execution and delivery of this Agreement, the Other Restructuring Lease Amendments and the Additional Restructuring Lease Amendment, the sum of $225,000, and (b) such sum shall be in addition to all retainer deposits made to such counsel (which retainer deposits shall be applied to the fees of such counsel in such connection that are not paid in full by such additional sum without any necessity or obligation on the part of such counsel, GECAS or any other Person to refund, return or otherwise account for such retainer deposits or any right on the part of any Sublessee Party to receive or recover all or any portion of such retainer deposits). Notwithstanding anything herein, in any Other Lease Restructuring Amendment or in the Additional Restructuring Lease Amendment to the contrary, and for the avoidance of any doubt, it is expressly stated, acknowledged and agreed that the aggregate amount payable by Sublessee Parties on the Effective Date pursuant to this Section 2(e)(i) and Section 2(e)(i) of each of the Other Lease

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      Restructuring Amendments and the Additional Restructuring Lease Amendment
      is $225,000.

                  (ii) Sublessee agrees that, on demand, Sublessee shall pay or reimburse Sublessor, Affiliates of Sublessor and Serviced Lessor for seven-ninths (7/9ths) of all out of pocket costs and expenses (including, without limitation, legal and other professional fees and expenses) incurred or payable by Sublessor, Affiliates of Sublessor and Serviced Lessor in connection with or related to (a) the issuance of each guaranty pursuant to and as required by Section 2(f) of each of this Agreement, each Other Restructuring Lease Amendment and the Additional Restructuring Lease Amendment, (b) the issuance of Common Stock pursuant to and as required by the Restructuring Letter Agreement and each Other Restructuring Letter Agreement, and (c) the preparation, negotiation, execution and delivery of amendments and other documents pursuant to and as required by Section 2(g) of each of this Agreement, the Other Restructuring Lease Amendments and the Additional Restructuring Lease Amendment.

                  (iii) Without limitation of any term or provision of Section 15 of the Sublease, Sublessee acknowledges, confirms and agrees that all out of pocket costs and expenses (including, without limitation, legal and other professional fees and expenses) incurred or payable by Sublessor in connection with or related to the preservation or exercise by Sublessor of rights and remedies of Sublessor and/or the enforcement by Sublessor of obligations of Sublessee and/or Guarantor during the pendency of any Chapter 11 Case with respect to Sublessee or other proceeding under the Bankruptcy Code with respect to Sublessee (including, without limitation, all such costs and expenses in connection with or related to the Section 1110 Stipulation provided for in Section 2(c) hereof, the assumption by Sublessee of the Sublease and/or the exercise by Sublessor of its rights under Section 9(e) or Section 15 of the Sublease, but excluding, however, any such costs and expenses in connection with or related to any monitoring of developments in any such case that is unrelated to such preservation or exercise of rights and remedies or such enforcement of obligations) are "enforcement" costs of Sublessor for which Sublessee is liable under Section 15 of the Sublease (and which Sublessee shall pay or reimburse to Sublessor on demand by Sublessor).

            (f) RESTRUCTURING GUARANTIES. On the earlier to occur of (i) the date on which a Plan (a) has been confirmed by the bankruptcy court, and (b) all conditions precedent to the effectiveness of such Plan under the Bankruptcy Code and/or set forth in such Plan have been satisfied (such date being referred to as the "PLAN EFFECTIVE DATE"), or (ii) the date on which any Sublessee Party issues to an Other Creditor of any other Sublessee Party a guaranty of the obligations of such other Sublessee Party to such Other Creditor, each Sublessee Party shall issue a guaranty of the due and punctual payment and performance of all obligations of each Affiliate of such Sublessee Party under this Agreement, the Sublease and each Other Agreement to and for the benefit of Sublessor or the Affiliate of Sublessor that is a party to this Agreement, the Sublease or such Other Agreement. Each such guaranty shall be (i) a guaranty of payment and performance and not of collection, and (ii) otherwise reasonably acceptable in form and substance to the beneficiary thereof (it being stated and acknowledged, for the avoidance of any doubt or misunderstanding, that the form and content of the Guaranty shall not be dispositive with respect to the acceptability of the form and content of any guaranty to be issued pursuant to this Section 2(f)).

            (g) MOST FAVORED NATION TREATMENT. Sublessee agrees that if Sublessee Parties (or one or more thereof) enter(s) into definitive documents with respect to the restructuring, modification or amendment of their (or any of their) obligations to an Other Lessor (such restructuring, modification or amendment being referred to as an "OTHER LESSOR RESTRUCTURING") which provide(s) for such Other Lessor to receive (as part of the Restructuring Program) a lease or sublease rate or other economic terms, economic provisions or economic conditions that, taking into account all prevailing facts and circumstances, are more favorable to such Other Lessor than the sublease rate or other economic terms, economic provisions or economic conditions received by Sublessor (as part of the Restructuring Program) and set forth in this Agreement and/or reflected in the Operative Documents after giving effect to this Agreement and/or the Tax Indemnification Agreement Amendment, then, (i) within thirty (30) days after such entry into such definitive documents with respect to such Other Lessor Restructuring, Sublessee shall notify Sublessor thereof, and (ii) within forty five (45) days after the request therefor (if any) by Sublessor, this Agreement, the Restructuring Letter Agreement, the Sublessee Acknowledgments and Agreements and the Operative Documents shall be amended and/or modified in such manner and to such extent as may be requisite to provide to Sublessor (as part of the Restructuring Program) a sublease rate and other economic terms, economic provisions and economic conditions that, taking into account all prevailing facts and circumstances, are the same as the lease or sublease rate and other economic terms, economic provisions and economic conditions provided to such Other Lessor pursuant to such Other Lessor Restructuring and the documents relating to such Other Lessor Restructuring.

      SECTION 3. AMENDMENT OF THE SUBLEASE. The Sublease is hereby amended as follows:

            (a) AMENDMENT OF SECTION 3(b). Section 3(b) of the Sublease is amended to read in its entirety as follows:

            (b) BASIC RENT.

                  (i) Subject to the provisions of SECTION 3(b)(ii), on each Rent Payment Date, Basic Rent for the use of the Aircraft shall be due and payable, and Sublessee shall pay Basic Rent in Dollars, in the amount specified for such date under the column captioned "Basic Rent Payment" on EXHIBIT B-1. On and after the Rent Payment Date next succeeding the Deferral Period Commencement Date, Basic Rent (other than Deferred Basic Rent and the Aggregate Deferred Amount) shall be payable (monthly) in advance. Each payment of Basic Rent shall be final, subject to SECTION 18 hereof. The amount of Basic Rent allocated to each Sublease Period shall equal the amount of Basic Rent payable during such Sublease Period.

                  (ii) At the election of Sublessee (exercisable as hereinafter described), on each Rent Payment Date occurring during the Deferral Period, in lieu of paying Basic Rent on such date in the amount required by SECTION 3(b)(i) (without giving effect to the reference therein to this SECTION 3(b)(ii)), Sublessee may (a) pay in Dollars the portion of such Basic Rent as is specified for such date under the column captioned "Current Basic Rent Payment" on EXHIBIT B-1 (Basic Rent payable as described in this clause (a) being referred to as "CURRENT BASIC RENT"), and (b) defer (as described in SECTION 3(b)(iii)) payment of the portion of such Basic Rent as is specified for such date under the column captioned "Deferrable Basic Rent Payment" on EXHIBIT B-1 (Basic Rent payable as described in this clause (b) being referred to as "DEFERRABLE BASIC RENT"). Payment by or on behalf of Sublessee on or with respect to any Rent Payment Date of Basic Rent for such Rent Payment Date net of Deferrable Basic Rent for such Rent Payment Date shall constitute (without any necessity for notice to Sublessor or any other Person) the irrevocable exercise by Sublessee of its election to pay Current Basic Rent and to defer Deferrable Basic Rent as described in this SECTION 3(b)(ii) on such Rent Payment Date and all succeeding Rent Payment Dates occurring during the Deferral Period.

                        (iii) On the Deferred Basic Rent Payment Date, Sublessee
            shall pay (in addition to all other amounts that are then payable under this Sublease and without any necessity for demand or notice by Sublessor to Sublessee pursuant to SECTION 15 or otherwise) an amount equal to the sum of the amounts of the Deferrable Basic Rent deferred by Sublessee pursuant to SECTION 3(b)(ii) on all Rent Payment Dates prior to (and, if applicable, on) the Deferred Basic Rent Payment Date (including, without limitation, the Rent Payment Date that occurred on April 2, 2003) (such sum being referred to as the "AGGREGATE DEFERRED AMOUNT"; and each amount so deferred by Sublessee being referred to as "DEFERRED BASIC RENT"). Notwithstanding anything to the contrary in this Sublease. (i) Sublessee shall not be obligated to pay interest (at the Past Due Rate or any other rate) on any installment of Deferred Basic Rent for or with respect to any period of time prior to the Deferred Basic Rent Payment Date, and (ii) Sublessee shall pay to Sublessor, on demand, interest at the Past Due Rate on any part of the Aggregate Deferred Amount that is not paid when due on the Deferred Basic Rent Payment Date, for the period from the Deferred Basic Rent Payment Date until the same shall be paid in full.

                        (iv) As used herein: (a) "DEFERRAL PERIOD" means the
            period from and including the Deferral Period Commencement Date to but excluding the Deferral Period Expiration Date; (b) "DEFERRAL PERIOD COMMENCEMENT DATE" means March 20, 2003; (c) "DEFERRAL PERIOD EXPIRATION DATE" means the earlier to occur of (1) March 20, 2008, or (2) the Deferred Basic Rent Payment Date; and (d) "DEFERRED BASIC RENT PAYMENT DATE" means the earliest date (during the Basic Term) on which there occurs a Sublease Event of Default (other than a Sublease Event of Default described in SECTION 14(e) or SECTION 14(f), regardless of whether (I) before or on such date, a Sublease Event of Default described in SECTION 14(e) or SECTION 14(f) shall have occurred and/or been continuing, or (2) after such date, such Sublease Event of Default shall be, or shall be deemed or construed to be, cured or waived or shall otherwise, or shall be deemed or construed to otherwise, cease to exist or continue.

                        (v) For the avoidance of any doubt, it is expressly
            stated, acknowledged and agreed that wherever in this Sublease (other than this SECTION 3(b)) a reference is made to Basic Rent, if such Basic Rent is or was payable during the Deferral Period and after exercise by Sublessee of its deferral election described in
            SECTION 3(b)(ii), such reference is to Current Basic Rent. For the avoidance of any doubt, it is also expressly stated, acknowledged and agreed that: (i) the Deferred Basic Rent Payment Date shall not occur, and Sublessee shall not be obligated to make payment of the Aggregate Deferred Amount (or any other amount in respect of the deferral by Sublessee of Deferrable Basic Rent), unless and until a Sublease Event of Default (other than a Sublease Event of Default described in SECTION 14(e) or SECTION 14(f)) occurs during the Basic Term; and (ii) after the earlier of (a) March 20, 2008, or (b) the occurrence of a Sublease Event of Default (other than a Sublease Event of Default described in SECTION 14(e) or SECTION 14(f)) and regardless of whether such Sublease Event of Default continues, Sublessee shall not be entitled to defer Deferrable Basic Rent and shall be obligated to pay Basic Rent in the amount required by
            SECTION 3(b)(i) (without giving effect to the reference therein to SECTION 3(b)(ii)).

                        (vi) Sublessor and Sublessee agree that, irrespective
            of Sublessee's payment obligations set forth in SECTION 3(b)(i), after exercise by Sublessee of its deferral election described in
            SECTION 3(b)(ii) and unless and until the event described in SECTION 3(b)(iii) occurs and Sublessee makes the payment provided for therein, Sublessee's liability for purposes of Section 467 of the Code on account of the use of the Aircraft in accordance with this Sublease during the Deferral Period shall be as stated on EXHIBIT B-1 hereto under the caption "Current Basic Rent Payment". It is the intention of the parties hereto that the allocation of Current Basic Rent as provided in EXHIBIT B-1 constitutes a specific allocation of fixed rent within the meaning of Treasury Regulation Section 1.467-1
            (c)(2)(ii)(A) with the effect that, pursuant to Treasury Regulation
            Section 1.467-2(d) and 1.467-2, each of Sublessor and Sublessee, on any federal income tax returns filed by it (or on any return on which its income is included), shall accrue for purposes of Section 467 of the Code the amounts of rental income and rental expense, respectively, set forth for each period under the column with the heading "Current Basic Rent Payment" on EXHIBIT B-1 and for purposes of Section 467 of the Code shall include the amounts in income or as an expense, respectively, for each taxable year in accordance with Treasury Regulations Section 1.467-1(d)(1).

            (b) AMENDMENT OF SECTION 3(c). Section 3(c) of the Sublease is amended to read in its entirety as follows:

            (c) ADJUSTMENTS TO BASIC RENT.

                        (i) In the event that Sublessee pays an indemnity
            obligation under the Sublease Tax Indemnification Agreement, then the Basic Rent amounts set forth on EXHIBIT B-1, the Termination Value amounts set forth on EXHIBITS C-1 AND C-2 and the EBO Amount set forth on EXHIBIT D shall be recalculated upwards or downwards by Sublessor using the same methods and assumptions

            (except to the extent such assumptions shall be varied to take into account the Loss (as defined in the Sublease Tax Indemnification Agreement) that is the subject of such indemnification and any prior or contemporaneous Loss) used to calculate the Basic Rent amounts, the Termination Value amounts and the EBO Amount on the Delivery Date in order to (1) maintain the Sublessor's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents to Sublessee.

                        (ii) Any recalculation of Basic Rent amounts,
            Termination Value amounts and EBO Amount pursuant to this SECTION 3(c) shall be determined by Sublessor and shall be subject to the verification procedure set forth in SECTION 3(g).

                        (iii) Any such adjusted Basic Rent amounts, Termination
            Value amounts and EBO Amount shall be set forth in a Sublease Supplement or an amendment to the Sublease.

            (c) AMENDMENT OF SECTION 7(a)(1). Section 7(a)(1) of the Sublease is amended by adding at the end of clause (B) thereof the following provisos:

            PROVIDED, HOWEVER, that if Sublessee (i) grounds the Airframe, together with the Engines or engines then installed thereon (collectively, the "GROUNDED AIRCRAFT") for longer than a temporary period and/or for reasons other than those previously described in this clause (B) (which Sublessee may do, in its discretion, if in connection therewith Sublessee complies with the terms of this proviso and the following proviso to this clause (B)), (ii) stores the Grounded Aircraft in a Storage Program for the duration of such grounding, (iii) stores all Engines other than Excepted Engines (collectively, the "GROUNDED ENGINES") in a Storage Program for the duration of such grounding (and maintains the Excepted Engines, or causes the Excepted Engines to be maintained, in accordance with the terms of this Sublease (other than the terms of this proviso and the following proviso to this clause (B)), (iv) identifies to Sublessor, upon commencement of such grounding and from time to time thereafter upon any change in such location or such information, the locations of the Grounded Aircraft and each Grounded Engine, the owner and the operator of each storage facility at which the Grounded Aircraft and/or each Grounded Engine is stored (setting forth for each such owner and each such operator, its name, address, applicable contact person or persons and their respective telephone numbers, facsimile numbers and, if available, e-mail addresses), and (v) authorizes each such owner and/or operator to discuss with Sublessor (or its representatives), and to provide to Sublessor (or its representatives) information concerning, the Grounded Aircraft and/or each Grounded Engine, as applicable, and the amounts of, and the payment or nonpayment of, the costs, expenses and other charges of such owner and/or operator with respect to the Grounded Aircraft and/or each Grounded Engine, as applicable (and, in such connection, Sublessee authorizes each such owner and each such operator to rely on a copy of this provision of this Sublease as due authorization and instruction by Sublessee to such owner or such operator to discuss with

            Sublessor (or its representatives), or to provide to Sublessor (or its representatives) information concerning, the Grounded Aircraft and/or each Grounded Engine, as applicable, and the amounts of, and the payment or nonpayment of, the costs, expenses and other charges of such owner or such operator with respect to the Grounded Aircraft and/or each Grounded Engine, as applicable), Sublessee shall (in lieu of complying with the requirements of this clause (B) other than those requirements set forth in the provisos to this clause (B), but without limitation of any other term or provision of this Sublease (including, without limitation, SECTION 5 and the following clauses (C) and (D) of this SECTION 7(a)(l)) or any other Operative Document (including, without limitation, the Sublease Tax Indemnification Agreement)) maintain the Grounded Aircraft and each Grounded Engine in accordance with a Storage Program; PROVIDED FURTHER, HOWEVER, that at such time as the Grounded Aircraft or a Grounded Engine is removed from storage, Sublessee shall, at its own cost and expense, cause the Grounded Aircraft or such Grounded Engine to be or become in the condition in which, but for the Aircraft or such Grounded Engine being a Grounded Aircraft or a Grounded Engine, the Aircraft or such Engine would have been required by this Sublease to be in; and PROVIDED FURTHER, HOWEVER, that if, at any time when the Airframe is not so grounded, (i) Sublessee grounds an Engine not then installed on the Airframe (a "SEPARATELY GROUNDED ENGINE") for longer than a temporary period (which Sublessee may do, in its discretion, if in connection therewith Sublessee complies with the terms of this proviso), and
            (ii) Sublessee complies with (a) the requirements of clauses (iv) and (v) of the second preceding proviso to this clause (B), and (b) the requirements of the next preceding proviso to this clause (B), in each case, with respect to such Separately Grounded Engine (as if each reference in such clause (iv) and (v) and such proviso to "Grounded Engine" was a reference to "Separately Grounded Engine"), Sublessee shall (in lieu of complying with the requirements of this clause (B) with respect to such Separately Grounded Engine (other than those requirements set forth in this proviso to this clause
            (B), but without limitation of any other term or provision of this Sublease (including, without limitation, SECTION 5 and the following clauses (C) and (D) of this Section 7(a)(i)) or any other Operative Document (including, without limitation the Sublease Tax Indemnification Agreement)) maintain such Separately Grounded Engine in accordance with a Storage Program (it being expressly stated, acknowledged and agreed, for the avoidance of any doubt, that, by inclusion in this Sublease of the provisos to this clause (B), Sublessor waives compliance by Sublessee with, and any Sublease Default or Sublease Event of Default which would arise solely from Sublessee's failure to comply with, the requirements of this clause
            (B) (other than the requirements set forth in the provisos to this clause (B)) with respect to the Grounded Aircraft, the Grounded Engines and the Separately Grounded Engines for the duration of the grounding thereof so long as Sublessee complies with the requirements set forth in the applicable provisos to this clause (B) and each applicable Storage Program with respect to the grounding and storage (including maintenance during storage) of the Grounded Aircraft, the Grounded Engines and the Separately Grounded Engines for the duration (and at the termination) of the grounding thereof);

            (d) AMENDMENT OF SECTION 9. Section 9 of the Sublease is amended as follows: (i) the caption of Section 9 of the Sublease is amended to read in its entirety "Termination"; (ii) the caption of Section 9(a) of the Sublease is amended to read in its entirety "Termination By Sublessee"; (iii) clause (ii) of
Section 9(a) of the Sublease is amended by changing the reference therein to "SECTION 9" to a reference to "SECTION 9(a)"; (iv) the parenthetical which precedes sub-clause (B) of clause (3) of the second sentence of section 9(b) of the Sublease is amended to read "(except that there shall not be deducted the fees, commissions or expenses of more than one broker per transaction)" and a comma is added after such parenthetical; and (v) there is added after Section 9(d) a new Section 9(e) which reads in its entirety as follows:

            (e) TERMINATION BY REASON OF NON-ASSUMPTION EVENT.

                        (i) Sublessor shall have the right (exercisable by the
            giving by Sublessor to Sublessee of at least two (2) days' prior written notice specifying the date on which this Sublease shall terminate pursuant to this SECTION 9(e)) to terminate this Sublease at any time during the Term if at such time a Non-Assumption Event shall have occurred and be continuing. If this Sublease terminates pursuant to this SECTION 9(e), Sublessor shall have the rights and remedies, and Sublessee shall have the obligations, in each case, that are specified in clauses (a) through (e) of SECTION 15 (with the same effect as if a Sublease Event of Default had occurred and was continuing). Sublessee hereby waives any right, whether at law or in equity, or otherwise existing or arising, to stay, enjoin or otherwise restrict or impede the exercise by Sublessor of any such right or remedy of Sublessor.

                        (ii) As used herein, "NON-ASSUMPTION EVENT" means that
            (a) this Sublease shall not have been assumed by Sublessee, by confirmation of a plan of re-organization providing for such assumption or by separate court order, within 180 days after the commencement with respect to Sublessee of a case under Chapter 11 of Title 11 of the United States Code (or any successor provision of any successor statute) (any such case being referred to as a "CHAPTER 11 CASE"), or (b) any Other Aircraft Lease, shall not have been assumed by Sublessee or the other Person that is the lessee or sublessee under such Other Aircraft Lease, by confirmation of a plan of re-organization providing for such assumption or by separate court order, within 180 days after the commencement with respect to Sublessee or such other Person of a Chapter 11 Case.

            (e) AMENDMENT OF SECTION 14. Section 14 of the Sublease is amended as follows: (i) the period at the end of clause (i) of Section 14 of the Sublease is changed to a semicolon followed by the word "or"; and (ii) the following additional clauses are added after clause (i) of Section 14 of the
Sublease:

                  (j) Sublessee shall have failed to pay when due any amount payable by it under the Amendment Agreement and such failure shall have continued for five (5) Business Days; or Sublessee or any Affiliate of Sublessee that is a party to any Other Agreement shall have failed to pay when due any amount payable by it under such Other Agreement and such failure shall continue beyond the applicable cure or grace period, if any, provided for such failure in such Other Agreement; or Sublessee or any Affiliate of Sublessee shall have failed to perform or observe (or cause to be performed or observed) any covenant or agreement to be performed or observed (or caused to be performed or observed) by it under SECTION 2(c) or SECTION 2(f) of the Amendment Agreement or the analogous provision of any of the Other Restructuring Lease Amendments or under PART I of the Restructuring Letter Agreement or the analogous provision of any of the Other Restructuring Letter Agreements; or

                  (k) any representation or warranty made or deemed made by Sublessee or any Affiliate of Sublessee in the Amendment Agreement or any document or certificate furnished by it pursuant to or in connection with the Amendment Agreement (except the Tax Indemnification Agreement Amendment and such other documents or certificates furnished to Sublessor solely in connection with the Tax Indemnification Agreement Amendment) shall prove to have been incorrect in any material respect at the time made and such incorrectness shall not have been cured within thirty (30) days after receipt by Sublessee of written notice from Sublessor.

            (f) AMENDMENT OF SECTION 15(c). Section 15(c) of the Sublease is amended by: (i) deleting the first parenthetical which appears in Section 15(c) of the Sublease (and which reads "(including, without limitation, any adjustments payable pursuant to Section 3 hereof")); and (ii) changing the words "any unpaid Basic Rent or Renewal Rent due on Rent Payment Dates prior to (but not on) the payment date so specified" which appear after the comma that follows the second parenthetical in Section 15(c) of the Sublease to read as follows:
"the Aggregate Deferred Amount (if any) payable pursuant to SECTION 3(b)(iii) hereof plus any unpaid Basic Rent or Renewal Rent due on Rent Payment Dates prior to (but not on) the payment date so specified (including, without limitation, any adjustments payable pursuant to SECTION 3(c) hereof)".

            (g) AMENDMENT OF SECTION 15(d). Section 15(d) of the Sublease is amended by changing the words "any unpaid Basic Rent or Renewal Rent due on Rent Payment Dates prior to (but not on) such date (including, without limitation, any adjustments payable pursuant to Section 3 hereof) which appear after the comma that follows the first parenthetical in Section 15(d) of the Sublease to read as follows: "the Aggregate Deferred Amount (if any) payable pursuant to
SECTION 3(b)(iii) hereof plus any unpaid Basic Rent or Renewal Rent due on Rent Payment Dates prior to (but not on) such date (including, without limitation, any adjustments payable pursuant to SECTION 3(c) hereof)".

            (h) AMENDMENT OF SECTION 19. Section 19 of the Sublease is amended by: (i) changing the words "EXHIBIT C" which appear in Section 19(a)(4) of the Sublease to the words "EXHIBIT C-2 (as EXHIBIT C-2 shall be agreed upon by Sublessor and Sublessee and incorporated in this Sublease at the time such Renewal Term or Additional Renewal Term commences)"; and (ii) amending the last (and un-lettered) paragraph of Section 19 of the Sublease to read in its entirety as follows:

                  Upon payment to Sublessor in immediately available funds in Dollars of the full amount of the purchase price and payment of any other amounts then due hereunder or under the other Operative Documents (including all Basic Rent due prior to (but not on) the Purchase Option Date and all Supplemental Rent due prior to and on the Purchase Date and all reasonable costs or expenses of Sublessor, Head Lessor, Owner Participant and Indenture Trustee (if any) in connection with such purchase), Sublessor will (and will cause Head Lessor to) transfer to Sublessee all of Sublessor's and Head Lessor's right, title and interest in and to the Aircraft, in accordance with the provisions of SECTION 9(c).

            (i) AMENDMENT OF SECTION 20. Section 20 of the Sublease is amended by changing the last sentence thereof to read in its entirety as follows:

      Upon payment to Sublessor in immediately available funds in Dollars of the full amount of the Burdensome Buyout Price and payment of any other amounts then due hereunder or under the other Operative Documents (including all Basic Rent due prior to (but not on) such purchase date and all Supplemental Rent due prior to and on such purchase date and all reasonable costs or expenses of Sublessor, Head Lessor, Owner Participant and Indenture Trustee (if any) in connection with such purchase), Sublessor will (and will cause Head Lessor to) transfer to Sublessee all of Sublessor's and Head Lessor's right, title and interest in and to the Aircraft, in accordance with the provisions of SECTION 9(c).

            (j) AMENDMENT OF SECTION 29. Section 29 of the Lease is amended by changing the first clause of the first sentence thereof (preceding the word "except" which appears therein) to read as follows: "Sublessee and Sublessor shall keep EXHIBITS B, B-1, C-1, C-2 and D and ANNEX B to this Sublease and the Sublease Tax Indemnification Agreement confidential and shall not disclose, or cause to be disclosed, the same to any Person,".

            (k) AMENDMENT OF EXHIBIT B-1. Exhibit B-1 to the Sublease is amended and restated to read in its entirety as set forth on Exhibit B-1 to this Agreement.

            (l) AMENDMENTS TO ANNEX A. Annex A to the Sublease is amended as follows:

                  (i) DELETIONS. The definitions of the terms "NET ECONOMIC RETURN" and "SUBLESSEE" contained in Annex A to the Sublease are deleted in their respective entireties.

                  (ii) CHANGES. The definitions of the terms "BASIC TERM EXPIRATION DATE", "EBO AMOUNT", "SUB-SUBLESSEE" and "TERMINATION VALUE" contained in Annex A to the Sublease are amended to read in their respective entireties as follows:

                        "BASIC TERM EXPIRATION DATE" means February 19, 2025, or
            such earlier date as the Sublease may be terminated in accordance with the provisions thereof.

                        "EBO AMOUNT" means the applicable amount for the EBO
            Date set forth on EXHIBIT D to the Sublease (as such EXHIBIT D may be adjusted from time to time as provided in SECTION 3(c) of the Sublease).

                        "SUB-SUBLESSEE" means any Person who is (i) a Designated
            Manufacturer, or (ii) domiciled in a country listed in the last paragraph of SECTION 7(a)(3) of the Sublease as in effect from time to time and which is authorized to conduct commercial cargo airline operations and to operate under the Laws of such country or any other air carrier approved by Sublessor in writing, which approval shall not be unreasonably withheld.

                        "TERMINATION VALUE", with respect to the Aircraft, (a)
            means, as of any Termination Value Date during the Basic Term (with respect to which the Termination Value is to be determined), an amount equal to the difference between (a) the amount of the "Total Termination Payment" set forth on EXHIBIT C-1 to the Sublease opposite such Termination Value Date, and (b) the amount of the "Basic Rent Amount as of the Termination Date" set forth on EXHIBIT C-1 to the Sublease opposite such Termination Value Date, and (b) as of any date during the Renewal Term or the Additional Renewal Term, has the meaning specified in SECTION 19(a)(4) of the Sublease.

                  (iii) ADDITIONS. The following definitions of the terms "AGGREGATE DEFERRED AMOUNT", "AMENDMENT AGREEMENT", "CHAPTER 11 CASE", "CURRENT BASIC RENT", "DEFERRABLE BASIC RENT", "DEFERRAL PERIOD", "DEFERRAL PERIOD COMMENCEMENT DATE", "DEFERRAL PERIOD TERMINATION DATE", "DEFERRED BASIC RENT", "DEFERRED BASIC RENT PAYMENT DATE", "EFFECTIVE DATE", "EXCEPTED ENGINE", "GROUNDED AIRCRAFT", "GROUNDED ENGINE", "NON-ASSUMPTION EVENT", "OTHER AGREEMENT", "OTHER AIRCRAFT LEASE", "OTHER EXISTING AGREEMENT", "OTHER RESTRUCTURING LEASE AMENDMENT", "OTHER RESTRUCTURING LETTER AGREEMENT", "OWNERSHIP INTERESTS", "RESTRUCTURING LETTER AGREEMENT", "SEPARATELY GROUNDED ENGINE", "STORAGE PROGRAM", "SUBSIDIARY" and "SUBLESSOR'S NET ECONOMIC RETURN" are added to Annex A to the Sublease in appropriate alphabetical order:

                        "AGGREGATE DEFERRED AMOUNT" has the meaning specified
            for such term in SECTION 3(b)(iii) of the Sublease.

                        "AMENDMENT AGREEMENT" means the Amendment Agreement (MSN
            30808), dated as of August 1, 2003, between Sublessor and Sublessee.

                        "CHAPTER 11 CASE" has the meaning specified for such
            term in SECTION 9(e)(ii) of the Sublease.

                        "CURRENT BASIC RENT" has the meaning specified for such
            term in SECTION 3(b)(ii) of the Sublease.

                        "DEFERRABLE BASIC RENT" has the meaning specified for
            such term in SECTION 3(b)(ii) of the Sublease.

                        "DEFERRAL PERIOD" has the meaning specified for such
            term in SECTION 3(b)(iv) of the Sublease.

                        "DEFERRAL PERIOD COMMENCEMENT DATE" has the meaning
            specified for such term in SECTION 3(b)(iv) of the Sublease.

                        "DEFERRAL PERIOD TERMINATION DATE" has the meaning
            specified for such term in SECTION 3(b)(iv) of the Sublease.

                        "DEFERRED BASIC RENT" has the meaning specified for such
            term in SECTION 3(b)(iii) of the Sublease.

                        "DEFERRED BASIC RENT PAYMENT DATE" has the meaning
            specified for such term in SECTION 3(b)(iv) of the Sublease.

                        "EFFECTIVE DATE" has the meaning specified for such term
            in the Amendment Agreement.

                        "EXCEPTED ENGINE" means an Engine that, at any time at
            which the Airframe is grounded pursuant to SECTION 7(a)(i) of the Sublease, (i) is installed on an airframe other than the Airframe as permitted in accordance with the Sublease, (ii) is in maintenance (other than maintenance pursuant to a Storage Program), (iii) is on the ground for a temporary period consistent with airline industry practice in the United States, or (iv) is used by Sublessee as a spare engine consistent with airline industry practice in the United States.

                        "GROUNDED AIRCRAFT" has the meaning specified for such
            term in SECTION 7(a)(i) of the Sublease.

                        "GROUNDED ENGINE" has the meaning specified for such
            term in SECTION 7(a)(i) of the Sublease.

                        "NON-ASSUMPTION EVENT" has the meaning specified for
            such term in SECTION 9(e)(ii) of the Sublease.

                        "OTHER AGREEMENT" means (a) any Other Aircraft Lease,
            (b) any Other Existing Agreement, or (c) any other agreement, document or instrument executed and delivered subsequent to April 11, 2003 (i) which (A) is a lease or a sublease or (B) is (or evidences) a financing arrangement or extension of credit or other financial accommodation, (ii) to which Sublessee and/or any of its Affiliates is a party or a signatory or by which it is bound (other than solely as a guarantor thereof), and (ii) to which Sublessor and/or any of its Subsidiaries is a party or of which Sublessor and/or any of its Subsidiaries is a named or intended beneficiary (pursuant to a trust agreement or otherwise).

                       "OTHER AIRCRAFT LEASE" means a lease or a sublease of an
            aircraft (other than the Sublease), executed and delivered prior to, and unexpired and unterminated as of, April 11, 2003, and to which Sublessee or an Affiliate of Sublessee is a party as lessee or sublessee and Sublessor or an Affiliate of Sublessor is a party as lessor or sublessor; and "OTHER AIRCRAFT LEASES" means all seven of such leases and subleases. For the avoidance of any doubt, the Other Aircraft Leases are identified in the Restructuring Letter Agreement.

                        "OTHER EXISTING AGREEMENT" means any one of (a) the two
            engine lease agreements, (b) the aircraft parts consignment access agreement, and (c) the credit agreement and related promissory note, guarantee, mortgages and security agreements, in each case, executed and delivered prior to, and unexpired and unterminated as of, April 11, 2003, and to which Sublessee or an Affiliate of Sublessee is a party and Sublessor or an Affiliate of Sublessor is a party; and "OTHER EXISTING AGREEMENTS" means all of such agreements, documents and instruments. For the avoidance of any doubt, the Other Existing Agreements are identified in the Restructuring Letter Agreement.

                        "OTHER RESTRUCTURING LEASE AMENDMENT" means an Amendment
            Agreement, dated as of August 1, 2003, pertaining to one of the Other Aircraft Leases; and "OTHER RESTRUCTURING LEASE AMENDMENTS" means all seven of such amendment agreements.

                        "OTHER RESTRUCTURING LETTER AGREEMENT" means a letter
            agreement, dated as of August 1, 2003, pertaining to one of the Other Restructuring Lease Amendments; and "OTHER RESTRUCTURING LETTER AGREEMENTS" means all seven of such letter agreements.

                        "OWNERSHIP INTERESTS" means, with respect to a Person,
            any capital stock, partnership interests (whether general, limited, special or other), limited liability company interests, membership interests or other equity interests (however designated and of any character) of such Person, including, without limitation, securities convertible into any of the foregoing and rights, warrants or options to acquire any of the foregoing.

                        "RESTRUCTURING LETTER AGREEMENT" means the letter
            agreement, dated as of August 1, 2003, and captioned "Restructuring Letter Agreement (MSN 30808)", between Sublessor and Sublessee.

                        "SEPARATELY GROUNDED ENGINE" has the meaning specified
            for such term in SECTION 7(a)(i) of this Sublease.

                        "STORAGE PROGRAM" means, with respect to the Grounded
            Aircraft, a Grounded Engine or a Separately Grounded Engine, (a) Sublessee's Roswell New Mexico storage program (as in effect on the Effective Date or as modified from time to time so long as (i) such storage program, as so modified, satisfies the criteria specified in sub-clauses (i) and (ii) of the following clause (b) of this defined term, and (ii) in the event of a modification that is material (when considered in relation to such storage program taken as a whole or to the interests of Sublessor in and with respect to the Aircraft), such storage program, after giving effect to such modification, is otherwise reasonably acceptable to Sublessor), or
            (b) any other storage program that (i) is approved for the Grounded Aircraft, such Grounded Engine or such Separately Grounded Engine (as applicable) by the FAA (or the applicable governmental authority under the laws of any jurisdiction (other than the United States of America) in which the Aircraft may then be registered as permitted in accordance with the Sublease), (ii) complies with the guidelines of the manufacturers of the Airframe and the Engine(s) or engine(s) constituting and/or forming part of the Grounded Aircraft, such Grounded Engines or such Separately Grounded Engine (as applicable) for the storage (including maintenance during storage) thereof, and
            (iii) otherwise is acceptable to Sublessor.

                        "SUBSIDIARY" means, with respect to a Person, (a) any
            corporation of which more than fifty percent (50%) of the outstanding stock having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which more than fifty percent (50%) of the outstanding Ownership Interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. For purposes of this definition, "control" (including "controlled by") means, with respect to a Person, the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person.

                        "SUBLESSOR'S NET ECONOMIC RETURN" means Sublessor's
            after-tax yield (both through the EBO Date and the Basic Term Expiration Date), aggregate after-tax cash flow, one hundred percent (100%) of its periodic after-tax cash flow for the five (5) year period commencing on the date of the adjustment, in the aggregate, and at least 95% of its periodic after-tax cash flow during each such year, utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by Sublessor in determining Basic Rent amounts, Termination Value amounts and EBO Amount as of the Delivery Date, as such assumptions are adjusted for events that have been the basis for adjustments to Basic Rent pursuant to SECTION 3(c) of the Sublease.

      SECTION 4. EFFECTIVE DATE AND CONDITIONS PRECEDENT.

            (a) EFFECTIVE DATE AND CONDITIONS PRECEDENT. This Agreement shall become effective upon satisfaction in full of each of the following conditions on or prior to the Effective Date:

                  (i) DELIVERIES TO SUBLESSOR. Sublessor shall have received the following (in each case, satisfactory in form and substance to Sublessor and its legal counsel):

                        (A) this Agreement, the Restructuring Letter Agreement
            and the Tax Indemnification Agreement Amendment, duly executed by Sublessee;

                        (B) an Acknowledgement, Consent and Agreement of Atlas
            Holdings in the form of Schedule II attached hereto, duly executed by Atlas Holdings, and a Sublessee Party Acknowledgement and Agreement of each Sublessee Party other than Sublessee, duly executed by such Sublessee Party;

                        (C) favorable opinions of (1) Cahill Gordon & Reindel
            LLP, special counsel for Sublessee and the other Sublessee Parties,
            (2) Warren & Sklar, California counsel for Sublessee, and (3) Crowe & Dunlevy, special FAA counsel for Sublessee, each dated the Effective Date, as to such matters relating to this Agreement, the Sublease, the Tax Indemnification Agreement and the Restructuring Letter Agreement and the transactions contemplated hereby and thereby, as Sublessor shall have reasonably requested; and

                        (D) payment in full (or evidence of payment in full) of
            all expenses of Sublessor and other sums required to be paid to (or for the account of) Sublessor and its Affiliates pursuant to this Agreement, the other Restructuring Lease Amendments, the Other Agreements and the Operative Documents (as defined herein and in the Other Restructuring Lease Amendments).

                  (ii) SIMULTANEOUS AMENDMENT OF OTHER AIRCRAFT LEASES. Each of the Other Restructuring Lease Amendments shall have become effective prior to, or shall become effective simultaneously with, the effectiveness of this Agreement.

                  (iii) DELIVERIES TO SUBLESSEE. Sublessee shall have received the following (in each case, satisfactory in form and substance to Sublessee and its legal counsel):

                        (A) this Agreement, the Restructuring Letter Agreement
            and the Tax Indemnification Agreement Amendment, duly executed by Sublessor; and

                        (B) favorable opinions of (1) Paul, Hastings, Janofsky
            & Walker LLP, special counsel for Sublessor, and (2) Christopher Beers, Esq., inside counsel for Sublessor, each dated the Effective Date, as to such matters relating to this Agreement, the Sublease, the Tax Indemnification Agreement and the Restructuring Letter Agreement and the transactions contemplated hereby and thereby, as Sublessee shall have reasonably requested.

            (b) WAIVER OR DEFERRAL OF CONDITIONS PRECEDENT.

                  (i) WAIVER OR DEFERRAL BY SUBLESSOR. The conditions specified in Sections 4(a)(i) and 4(a)(ii) are for the sole benefit of Sublessor and may be waived or deferred, in whole or in part and with or without condition, in any such case, in writing by Sublessor (acting in its sole discretion); PROVIDED, HOWEVER, that, in the absence of written notice by Sublessor to Sublessee deferring (rather than waiving) satisfaction of any such condition not satisfied at or prior to the time of filing with the FAA of this Agreement, the filing with the FAA of this Agreement shall constitute waiver by Sublessor of any such condition not satisfied at or prior to the time of such filing.

                  (ii) WAIVER OR DEFERRAL BY SUBLESSEE. The conditions specified in Section 4(a)(iii) are for the sole benefit of Sublessee and may be waived or deferred, in whole or in part and with or without condition, in any such case, in writing by Sublessee (acting in its sole discretion); PROVIDED, HOWEVER, that, in the absence of written notice by Sublessee to Sublessor deferring (rather than waiving) satisfaction of any such condition not satisfied at or prior to the time of filing with the FAA of this Agreement, the filing with the FAA of this Agreement shall constitute waiver by Sublessee of any such condition not satisfied at or prior to the time of such filing.

            (c) DELIVERY BY TELECOPY. Sublessor, Sublessee and (by its execution and delivery of its Sublessee Party Acknowledgment and Agreement) each other Sublessee Party agrees that delivery of an executed counterpart or an executed copy of any document, instrument or agreement required to be delivered pursuant to this Section 4(a) or 4(b) of this Agreement shall be equally as effective as delivery of an original executed counterpart or an original, as applicable, of such document, instrument or agreement. If Sublessor, Sublessee or any other Sublessee Party delivers an executed counterpart or an executed copy of any document, instrument or agreement required to be delivered pursuant to Section 4(a) or 4(b) of this Agreement by telecopy, such person shall deliver an original executed counterpart or an original, as applicable, of such document, instrument or agreement, but the failure to deliver such original executed counterpart or such original, as applicable, shall not affect the validity, enforceability or binding effect of such document, instrument or agreement.

      SECTION 5. REPRESENTATIONS AND WARRANTIES.

            (a) SUBLESSEE REPRESENTATIONS AND WARRANTIES. Sublessee hereby represents and warrants to Sublessor that as of the Effective Date:

                  (i) POWER AND AUTHORITY. Sublessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not cause, or be reasonably expected to cause, a Material Adverse Change with respect to

      Sublessee; and Sublessee has all requisite power and authority to execute and deliver this Agreement, the Restructuring Letter Agreement and the Tax Indemnification Agreement Amendment and to perform its obligations under this Agreement, the Restructuring Letter Agreement, the Sublease and the Tax Indemnification Agreement.

                  (ii) DUE AUTHORIZATION; NO VIOLATION. The execution and delivery by Sublessee of this Agreement, the Restructuring Letter Agreement and the Tax Indemnification Agreement Amendment and the performance by Sublessee of this Agreement, the Restructuring Letter Agreement, the Sublease and the Tax Indemnification Agreement have been duly authorized by all necessary action and did not, do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws of Sublessee or any law or any regulation, order, writ, injunction or decree of any Governmental Entity applicable to Sublessee or by which it or any of its properties is bound, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or require any consent or approval of any creditor of Sublessee pursuant to, or result in the creation or imposition of any Lien upon the Aircraft (other than as permitted under the Sublease) or any of the assets of Sublessee pursuant to the terms of, any mortgage, indenture, agreement or instrument to which Sublessee is a party or by which it or any of its properties is bound, in each case, which violation, conflict, breach, default or Lien (other than any Lien upon the Aircraft) would cause, or be reasonably expected to cause, a Material Adverse Change with respect to Sublessee.

                  (iii) GOVERNMENTAL APPROVALS. The execution and delivery by Sublessee of this Agreement, the Restructuring Letter Agreement and the Tax Indemnification Agreement Amendment and the performance by Sublessee of its obligations under this Agreement, the Restructuring Letter Agreement, the Sublease and the Tax Indemnification Agreement did not, do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Entity, other than (a) the filing of this Agreement with the FAA and (b) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to Sublessee.

                  (iv) ENFORCEABILITY. Assuming the due authorization, execution and delivery thereof by Sublessor, this Agreement, the Restructuring Letter Agreement, the Sublease and the Tax Indemnification Agreement constitute legal, valid and binding obligations of Sublessee, enforceable against Sublessee in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (v) NO DEFAULT. After giving effect to the waiver by Sublessor of the Specified Payment Default pursuant to and as described in this Agreement, no event has occurred and is continuing, or would result from the effectiveness of this Agreement, the Restructuring Letter Agreement, or the Tax Indemnification Agreement Amendment, which constitutes a Sublease Default or Sublease Event of Default under and as defined in the Sublease.

            (b) SUBLESSOR REPRESENTATIONS AND WARRANTIES. Sublessor hereby represents and warrants to Sublessee that as of the Effective Date:

                  (i) POWER AND AUTHORITY. Sublessor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not cause, or be reasonably expected to cause, a Material Adverse Change with respect to Sublessor; and Sublessor has all requisite power and authority to execute and deliver this Agreement, the Restructuring Letter Agreement and the Tax Indemnification Agreement Amendment and to perform its obligations under this Agreement, the Restructuring Letter Agreement, the Sublease and the Tax Indemnification Agreement.

                  (ii) DUE AUTHORIZATION; NO VIOLATION. The execution and delivery by Sublessor of this Agreement, the Restructuring Letter Agreement and the Tax Indemnification Agreement Amendment and the performance by Sublessor of this Agreement, the Restructuring Letter Agreement, the Sublease and the Tax Indemnification Agreement have been duly authorized by all necessary action and do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws of Sublessor or any law or any regulation, order, writ, injunction or decree of any Governmental Entity applicable to Sublessor or by which it or any of its properties is bound, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or require any consent or approval of any creditor of Sublessor pursuant to, or result in the creation or imposition of any Lien upon the Aircraft (other than as permitted under the Sublease) or any of the assets of Sublessor pursuant to the terms of, any mortgage, indenture, agreement or instrument to which Sublessor is a party or by which it or any of its properties is bound, in each case, which violation, conflict, breach, default or Lien (other than any Lien upon the Aircraft) would cause, or would reasonably be expected to cause, a Material Adverse Change with respect to Sublessor.

                  (iii) GOVERNMENTAL APPROVALS. The execution and delivery by Sublessor of this Agreement, the Restructuring Letter Agreement and the Tax Indemnification Agreement Amendment and the performance by Sublessor of its obligations under this Agreement, the Restructuring Letter Agreement, the Sublease and the Tax Indemnification Agreement did not, do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Entity, other than (a) the filing of this Agreement with the FAA and (b) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to Sublessor.

                  (iv) ENFORCEABILITY. Assuming the due authorization, execution and delivery thereof by Sublessee, this Agreement, the Restructuring Letter Agreement, the Sublease and the Tax Indemnification Agreement constitute legal, valid and binding obligations of Sublessor, enforceable against Sublessor in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (v) NO ACTUAL KNOWLEDGE OF SUBLEASE EVENTS OF DEFAULT. Sublessor has no actual knowledge (as of the Effective Date) of any Sublease Default or Sublease Event of Default under and as defined in the Sublease (it being expressly acknowledged and agreed by Sublessee that the foregoing representation and warranty (a) shall not (and shall not be construed to) limit, in any manner or to any extent, any term or provision of Section 8 of this Agreement, and (b) is without prejudice to Sublessor's rights and remedies referred to in Section 8 of this Agreement).

      SECTION 6. EFFECT OF THIS AGREEMENT. Except as specifically amended hereby, the Sublease shall remain in full force and effect as in existence on the date hereof and is hereby ratified and confirmed in all respects. From and after the Effective Date, any reference in any Operative Document, or otherwise by Sublessor or Sublessee, to the Sublease shall mean the Sublease, as amended by this Agreement.

      SECTION 7. TERM SHEET SUPERSEDED; OTHER TERM SHEET MATTERS. This Agreement, the Restructuring Letter Agreement, the Other Restructuring Lease Amendments and the Other Restructuring Letter Agreements supersede the Term Sheet and the Other Term Sheet in their respective entireties. This Agreement and the Restructuring Letter Agreement supersede the Term Sheet in its entirety to the extent the Term Sheet relates to the Sublease. Sublessor, Sublessee and (by its execution and delivery of its Sublessee Party Acknowledgment and Agreement) each other Sublessee Party acknowledge and agree that all moneys deposited by Lessees (as defined in the Term Sheet and the Other Term Sheet) in escrow pursuant to the Term Sheet and the Other Term Sheet have been released from escrow and applied to the payment of the installments of Basic Rent under the Leases (as the terms "Basic Rent and "Leases" are defined in the Term Sheet and the Other Term Sheet) that are the subject of the Specified Payment Defaults under the Leases (as the terms "Specified Payment Defaults" and "Leases" are defined in the Term Sheet and the Other Term Sheet). Sublessor, Sublessee and (by its execution and delivery of its Sublessee Party Acknowledgment and Agreement) each other Sublessee Party further acknowledge and agree that GECAS has fully performed all obligations to be performed by GECAS under the Term Sheet (including, without limitation, Section 5 thereof) and the Other Term Sheet.

      SECTION 8. RESERVATION OF RIGHTS. Except as expressly provided in this Agreement, nothing in this Agreement shall be construed as a present or future waiver of existing or future Sublease Events of Default under and as defined in the Sublease, or of any rights or remedies of Sublessor under the Sublease or at law or in equity. Except as expressly provided in this Agreement, nothing in this Agreement shall be construed to limit the right of Sublessor to exercise rights or remedies, whether against Sublessee or any Affiliate of Sublessee or any of its officers or directors or any other Person, available under the Sublease or at law or in equity by reason or in respect of any facts, circumstances or events pertaining to Sublessee or any of its Affiliates (regardless of whether any of such facts, circumstances or events has heretofore been disclosed by or on behalf of Sublessee or any of its Affiliates or has heretofore been or is now otherwise in the public domain and regardless of whether Sublessor or any of its Affiliates may be deemed to have had or to have knowledge of any thereof). Nothing in this Agreement shall be construed as: (i) a present or future waiver, amendment, supplement, termination, extension or modification of any agreement or instrument or any transaction which is not expressly referred to herein and (a) which has been entered into or which arose prior to the Effective Date (including, without limitation, the Other Agreements in effect prior to the Effective Date and the transactions contemplated thereby) or (b) which is entered into or arises after the Effective Date; or (ii) as entitling Sublessee or any of its Affiliates to any right to reduction of future payments by reason of, or offset or recoupment against or with respect to, or any other right in, to or in respect of, any payment previously made by Sublessee or any of its Affiliates under the Sublease or any of the other Leases (as the term "Leases" is defined in the Term Sheet and the Other Term Sheet) (it being understood that the sole credits, offsets, recoupments or other rights to or in respect of any such payment were as described in a footnote to Exhibit B-1 to this Agreement and in a footnote to the analogous exhibit, schedule or annex to certain of the other Leases (as so defined) and have been fully given, taken and effected); or (iii) an admission of any kind.

      SECTION 9. FURTHER ASSURANCES. Each of Sublessor and Sublessee agrees to do such further acts and things or cause to be performed such further acts and things, including, without limitation, execute and deliver, or cause to be executed and delivered, such agreements and other documents, as the other party hereto shall reasonably require or deem advisable to effectuate the purposes of this Agreement, the Restructuring Letter Agreement or the Tax Indemnification Agreement Amendment or to better assure or confirm its rights and remedies hereunder or thereunder.

      SECTION 10. TIME OF THE ESSENCE; INTEREST AT PAST DUE RATE. Time is of the essence with respect to each provision of this Agreement, the Restructuring Letter Agreement, the Tax Indemnification Agreement Amendment and each of the Operative Documents in which time is a factor. Amounts not paid by Sublessee when due pursuant to Section 2(e) hereof shall bear interest at the Past Due Rate from and including the date when due to but excluding the date when paid in full.

      SECTION 11. SURVIVAL. All covenants, agreements, representations and warranties made in this Agreement and in any certificates, documents or instruments delivered pursuant hereto shall survive the execution and delivery of this Agreement and the occurrence of the Effective Date pursuant hereto; and the agreements contained in Sections 2(d), 2(e), 7 and 8 of this Agreement shall survive termination of the Sublease.

      SECTION 12. JURISDICTION. Sublessor and Sublessee each hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States of America District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by Sublessor, Sublessee, or their successors or permitted assigns.

      SECTION 13. MISCELLANEOUS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Sublessor and Sublessee. The section and paragraph headings in this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, Sublessor and Sublessee and their respective successors and permitted assigns. All references herein to a Person (including, without limitation, Atlas Holdings) shall mean and include any successor to such Person. This Agreement, the Tax Indemnification Agreement Amendment, the Restructuring Letter Agreement and the Operative Documents (i) constitute (as of the Effective Date) the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, (ii) supersede all prior and contemporaneous understandings and agreements of such parties with respect to such subject matter, and (iii) may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties hereto with respect to such subject matter (it being understood and agreed, however, that nothing contained herein shall (or shall be deemed or construed to) supersede or to otherwise alter, limit or affect, in any manner or to any extent, any term or provision of any Other Restructuring Lease Amendment, any Tax Indemnification Agreement Amendment or Tax Indemnity Agreement Amendment (as defined in any Other Restructuring Lease Amendment) or any Other Restructuring Letter Agreement); and there are no oral agreements of the parties hereto with respect to such subject matter. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 14. DATING AND EFFECTIVENESS. Although this Agreement is dated as of the date first written above for convenience, this Agreement shall be effective as of the Effective Date.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized.

                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                       as Sublessor

                                       By  /s/ Norman Liu
                                          -----------------------------
                                          Name:  Norman Liu
                                          Title: Vice President

                                       POLAR AIR CARGO, INC.,
                                       as Sublessee

                                       By
                                          -----------------------------
                                          Name:
                                          Title:

               [Signature Page to Amendment Agreement (MSN 30808)]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized.

                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                       as Sublessor

                                       By
                                          ----------------------------------
                                          Name:
                                          Title:

                                       POLAR AIR CARGO, INC.,
                                       as Sublessee

                                       By /s/ Scott J. Dolan
                                          ----------------------------------
                                          Name:   Scott J. Dolan
                                          Title:  Vice President Operations

              [Signature Page to Amendment Agreement (MSN 30808)]

                           SCHEDULE TO EXHIBIT 10.9.1

The agreements listed below are substantially identical to this exhibit and are not being filed separately as exhibits pursuant to instruction 2 to Regulation S-K, Item 601.

-----------------------------------------------------------------------------------------------------------------
REGISTRATION   MANUFACTURER'S
   NUMBER      SERIAL NUMBER(S)   SUBLESSEE               SUBLESSOR             AGREEMENT
-----------------------------------------------------------------------------------------------------------------
N451PA         30809              Polar Air Cargo, Inc.   General Electric      Amendment Agreement, dated August
                                                          Capital Corporation   1, 2003, between General Electric
                                                                                Capital Corporation, as Sublessor
                                                                                and Polar Air Cargo, Inc. as
                                                                                Sublessee in respect of Sublease
                                                                                dated October 24, 2001, with
                                                                                respect to Aircraft N451PA
-----------------------------------------------------------------------------------------------------------------
N452PA         30810              Polar Air Cargo, Inc.   General Electric      Amendment Agreement, dated August
                                                          Capital Corporation   1, 2003, between General Electric
                                                                                Capital Corporation, as Sublessor
                                                                                and Polar Air Cargo, Inc. as
                                                                                Sublessee in respect of Sublease
                                                                                dated October 24, 2001, with
                                                                                respect to Aircraft N452PA
-----------------------------------------------------------------------------------------------------------------
N453PA         30811              Polar Air Cargo, Inc.   General Electric      Amendment Agreement, dated August
                                                          Capital Corporation   1, 2003, between General Electric
                                                                                Capital Corporation, as Sublessor
                                                                                and Polar Air Cargo, Inc. as
                                                                                Sublessee in respect of Sublease
                                                                                dated October 24, 2001, with
                                                                                respect to Aircraft N453PA
-----------------------------------------------------------------------------------------------------------------

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